Exhibit 10.4

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March _9, 2020, is made by and among Foamix Pharmaceuticals Inc., a Delaware corporation (the “Borrower”), Menlo Therapeutics Inc., a Delaware corporation (the “Parent Guarantor”), Foamix Pharmaceuticals Ltd., an Israeli limited liability company (the “Israeli Guarantor”), certain Subsidiaries of the Parent Guarantor party hereto or having acceded hereto pursuant to Section 22 (each a “Subsidiary Guarantor” and, together with the Parent Guarantor and the Israeli Guarantor, the “Guarantors”, and together with the Borrower, each a “Grantor” and, collectively, the “Grantors”), and PERCEPTIVE CREDIT HOLDINGS II, LP, as administrative agent for the Lenders referred to below (in such capacity, the “Administrative Agent”).

WHEREAS, the Israeli Guarantor, the Borrower and the Administrative Agent entered into that certain Security Agreement, dated as of July 29, 2019 (the “Existing Security Agreement”), pursuant to the terms of that certain Credit Agreement and Guaranty, dated as of July 29, 2019 (the “Existing Credit Agreement”), by and among the Borrower, the Israeli Guarantor, certain Subsidiaries party thereto from time to time, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to the terms of that certain Amended and Restated Credit Agreement and Guaranty, dated as of March _9_, 2020 (as amended, amended and restated, modified, supplemented, renewed, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Parent Guarantor, the Israeli Guarantor, the other Subsidiaries of the Parent Guarantor from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent;

WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, the parties hereto desire to amend and restate the Existing Security Agreement in its entirety on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree that the Existing Security Agreement is amended and restated in its entirety to read as follows:

SECTION 1      Definitions; Interpretation.

(a)         Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b)         Certain Defined Terms. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Acceding Grantor” has the meaning set forth in Section 22.

“Accession Agreement” has the meaning set forth in Section 22.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Collateral” has the meaning provided in Section 2(a) hereof.

“Control Agreement” means any control agreement or other agreement with any securities intermediary, bank, depository or other Person establishing the Administrative Agent’s control with respect to any Deposit Accounts, Securities Accounts, lockboxes, disbursement accounts, investment accounts or similar accounts, other than any Excluded Account, Letter-of-Credit Rights or Investment Property, for purposes of Article 8 or Sections 9-104, 9-106 and 9-107 of the UCC.

“Deposit Account” means any deposit account, as such term is defined in Section 9-102 of the UCC, maintained by or for the benefit of any Grantor, whether or not restricted or designated for a particular purpose.

“Excluded Assets” means, collectively, (a) any Excluded Account, (b) all rolling stock, motor vehicles, vessels and other assets subject to certificates of title, (c) all leasehold interests, (d) any lease, license, contract or agreement to which any Grantor is a party, or any of its rights or interests thereunder, to the extent that the grant of a security interest therein shall constitute or result in a breach, termination, abandonment or default or invalidity thereunder or thereof (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Law), (e) any property or assets the grant of a security interest therein (i) is prohibited by applicable Law or (ii) requires the consent, approval or waiver of any Governmental Authority or any other third party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Law), (f) Equity Interests of any Person to the extent that (i) the Parent Guarantor or any of its Subsidiaries holds 50% or less of the outstanding Equity Interests of such Person, (ii) such Person is an Immaterial Subsidiary and (iii) the grant of a security interest therein is prohibited by the Organic Documents of such Person, (g) any application for registration of a Trademark filed on the basis of the applicant’s intent-to-use such Trademark pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing with and acceptance by the United States Patent and Trademark Office of evidence of use of such Trademark pursuant to Section 1(d) of the Lanham Act or Section 1(c) of the Lanham Act, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any such Trademark application or any registration that issues from such Trademark application under applicable federal law and (h) any Equity Interests of the Israeli Guarantor in excess of the sixty five percent (65.0%) of its total outstanding voting Equity Interests owned by the Parent Guarantor; provided, however, notwithstanding the foregoing, the term “Excluded Assets” shall not include the stock certificate of the Parent Guarantor issued by the Israeli Guarantor that is identified in item 6 of Schedule 1 hereto; provided further, that, to the extent any asset or item of property of any Grantor that, but for this defined term and its use herein, would otherwise constitute Collateral ceases to qualify as an Excluded Asset, it shall automatically cease to be an “Excluded Asset” for purposes hereof and shall be included as Collateral, unless otherwise provided hereof.

2.

“Grantors” has the meaning set forth in the preamble to this Agreement.

“Guarantors” has the meaning set forth in the preamble to this Agreement.

“Intellectual Property Collateral” means the following properties and assets owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i)          all Patents, including domestic and foreign Patents, all licenses relating to any of the foregoing and all income and royalties with respect to any such licenses (including such Patents and licenses described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii)        all Copyrights, including domestic and foreign Copyrights, together with underlying works of authorship, whether or not the underlying works of authorship have been published and whether said Copyrights are statutory or arise under the common law, and all other rights in works of authorship, all licenses relating to any of the foregoing and all income and royalties with respect to any such licenses (including the Copyrights and licenses described in Schedule 2), and all income and royalties with respect thereto, and all other rights, Claims and demands in any way relating to any such Copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of such Copyright;

(iii)       all Trademarks, including state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such Trademarks, all licenses relating to any of the foregoing and all income and royalties with respect to any such licenses (including the Trademarks and licenses described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv)        all proprietary or licensed rights in Technical Information;

3.

(v)         the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets in clause (iii) above; and

(vi)        all other Intellectual Property, all other similar proprietary rights, or other similar property and all other general intangibles arising out of any of the aforementioned properties and assets and not otherwise described above, including rights to sue for or collect damages for any past, present or future infringement of any of the foregoing.

Intellectual Property Collateral shall not include any Excluded Assets.

“Israeli Guarantor” has the meaning set forth in the preamble to this Agreement.

“Parent Guarantor” has the meaning set forth in the preamble to this Agreement.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Parent Guarantor’s direct or indirect Subsidiaries (but excluding any Immaterial Subsidiary) now or hereafter owned by any Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3, and subject in each case to Section 8.12(c) of the Credit Agreement.

“Pledge Supplement” has the meaning specified in Section 3(h).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other Equity Interests of the direct or indirect Subsidiaries of the Parent Guarantor (but excluding any Immaterial Subsidiary), whether certificated or uncertificated; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in Equity Interests or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments; (vii)  securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and Claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor, but in all cases excluding the Excluded Assets, and subject in each case to Section 8.12(c) of the Credit Agreement.

“Pledged Collateral Agreements” has the meaning specified in Section 5.

“Pledged Shares” means (i) sixty five percent (65.0%) of the issued and outstanding voting Equity Interests of the Israeli Guarantor, whether certificated or uncertificated, owned by the Parent Guarantor (as set forth in Schedule 3) and one hundred percent (100%) of the non-voting Equity Interests (if any) of the Israeli Guarantor owned by the Parent Guarantor and (ii) all of the issued and outstanding Equity Interests, whether certificated or uncertificated, of any other direct or indirect Subsidiaries (excluding any Immaterial Subsidiary) now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time).

4.

“Proceeds Account” has the meaning set forth in Section 10(c).

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and Claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations, but in all cases excluding the Excluded Assets.

“Secured Obligations” means all Obligations, whether in respect of Indebtedness or other obligations of the Grantors to any Secured Party under the Credit Agreement, the Notes, the Guarantee or any of the other Loan Documents or otherwise.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

(c)         Terms Defined in the NY UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided, however, that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in Article 9 shall govern.

(d)        Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2      Security Interest.

(a)         Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Grantor (1) hereby reaffirms the grant of security interest in the Collateral (as defined in the Existing Security Agreement) by each Grantor to the Administrative Agent pursuant to the Existing Security Agreement and (2) hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of such Grantor’s personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including, in any event, the following property, but in all cases excluding the Excluded Assets (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Commercial Tort Claims; (iv) all Deposit Accounts; (v) all Books and Documents; (vi) all Equipment; (vii) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all other Goods; (xiii) all Intellectual Property Collateral; (xiv) all money, (xv) all Pledged Collateral, (xvi) all products and Proceeds of any and all of the foregoing, and (xvii) all Supporting Obligations of any and all of the foregoing.

5.

(b)        Grantors Remain Liable. Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral hereunder.

(c)         Continuing Security Interest. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23.

SECTION 3      Perfection and Priority.

(a)         Financing Statements, Etc. Each Grantor hereby authorizes the Administrative Agent (or its designee) to file at any time and from time to time any financing statements describing the Collateral, and each Grantor shall execute and deliver to the Administrative Agent, and each Grantor hereby authorizes the Administrative Agent (or its designee) to file (with or without such Grantor’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements (at the direction of the Secured Parties), Short-Form IP Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement (to the extent perfection is required under the Loan Documents and subject, in the case of priority, to Permitted Liens). In addition, each Grantor hereby authorizes the Administrative Agent to use a description or indication of collateral in any such financing statements as “all personal property of the Debtor, whether now owned or hereafter acquired or arising” or words of similar meaning. Without limiting the generality of the foregoing, each Grantor (i) ratifies and authorizes the filing by the Administrative Agent of any financing statements filed with respect to the Collateral prior to the date hereof and (ii) shall from time to time take the actions specified in subsections (b) through (i) below.

(b)        Delivery of Pledged Collateral. Each Grantor hereby agrees to promptly deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, the certificates, instruments and other writings representing any Pledged Collateral after such time as Grantor becomes entitled to receive or receives such Pledged Collateral, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form satisfactory to the Administrative Agent. If any Grantor shall become entitled to receive or shall receive any Pledged Collateral after the date hereof, such Grantor shall accept the foregoing as the Administrative Agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Grantor, and shall promptly deliver the same and all certificates, instruments and other writings representing such Pledged Collateral forthwith to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form satisfactory to the Administrative Agent.

6.

(c)         Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 3(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the NY UCC. To the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 3(b).

(d)        Intellectual Property Collateral. (i)  Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, such Short-Form IP Security Agreements as the Administrative Agent may reasonably request, and record or cause to be recorded (including by giving authorization to the Administrative Agent to so record) such Short-Form IP Security Agreements with the U.S. Patent and Trademark Office and take any such further or other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral with the U.S. Patent and Trademark Office or pursuant to the NY UCC and (ii) concurrently with the delivery of a Compliance Certificate in connection with the delivery of financial statements under Section 8.01(b) of the Credit Agreement, for any Intellectual Property Collateral created or acquired by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Patent and Trademark Office, such Grantor shall modify this Agreement by amending Schedule 2 to include any Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof and record such Short-Form IP Security Agreement with the U.S. Patent and Trademark Office, and take (or cause to be taken) such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect (to the extent perfection is required under the Loan Documents) the Administrative Agent’s security interest in such Intellectual Property Collateral.

(e)        Documents, Etc. Each Grantor shall deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment, in each case, with a face value in excess of $100,000 individually and $250,000 in the aggregate for all such Documents, Chattel Paper and other Rights to Payment, at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3(e).

7.

(f)         Bailees. Any Person (other than the Administrative Agent) at any time and from time to time holding all or any portion of the Collateral with a fair market value in excess of $100,000 individually and $250,000 in the aggregate shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Administrative Agent. At any time and from time to time, the Administrative Agent may give notice to any such Person holding all or any portion of the Collateral with a fair market value in excess of $100,000 individually and $250,000 in the aggregate that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and request to obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, each Grantor will join with the Administrative Agent in notifying any Person who has possession of any Collateral with a fair market value in excess of $100,000 individually and $250,000 in the aggregate of the Administrative Agent’s security interest therein and using commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding the Collateral for the benefit of the Administrative Agent.

(g)        Control. Each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the NY UCC) of Collateral consisting of (i) any Deposit Accounts (other than Excluded Accounts), (ii) any Electronic Chattel Paper with a face value in excess of $100,000 individually and $250,000 in the aggregate, (iii) any Investment Property with a face value in excess of $100,000 individually and $250,000 in the aggregate or (iv) any Letter-of-Credit Rights with a face value in excess of $100,000 individually and $250,000 in the aggregate, including delivery of Control Agreements in accordance with Section 8.18(a) of the Credit Agreement and in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.

(h)         After-Acquired Equity Interests. In the event that any Grantor acquires any Pledged Collateral after the date hereof, such Grantor shall deliver to the Administrative Agent a pledge supplement, duly executed by such Grantor and substantially in the form of Exhibit B hereto (the “Pledge Supplement”), together with all schedules thereto, reflecting such additional Pledged Collateral, and the certificates and other documents required to be delivered pursuant to Section 3.01(b) hereof in respect of such additional Pledged Collateral. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to such Pledged Collateral immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

(i)         Purchase Money Security Interests. To the extent any Grantor uses the proceeds of any of the Secured Obligations to purchase Collateral, such Grantor’s repayment of the Secured Obligations shall apply on a “first-in, first-out” basis so that the portion of the Secured Obligations used to purchase a particular item of Collateral shall be paid in the chronological order in which such Grantor purchased the Collateral.

SECTION 4     Representations and Warranties. In addition to the representations and warranties of each Grantor set forth in the Credit Agreement, each Grantor represents and warrants to each Secured Party that:

8.

(a)         Location of Chief Executive Office and Collateral. Such Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1, and all other locations (as of the date of this Agreement) where such Grantor conducts business or Collateral is kept are set forth in Schedule 1.

(b)         Locations of Books. All locations where Books pertaining to the Rights to Payment of such Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Grantor, are set forth in Schedule 1.

(c)         Jurisdiction of Organization and Names. Such Grantor’s jurisdiction of organization is set forth in Schedule 1; and such Grantor’s exact legal name is as set forth in the signature pages of this Agreement or the Accession Agreement to which it is party, as applicable. All trade names and trade styles under which such Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, such Grantor has not, at any time in the past five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d)         Collateral. Such Grantor has rights in or the power to transfer the Collateral, and such Grantor is the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

(e)         Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which such Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) the Administrative Agent has a perfected (to the extent perfection is required under the Loan Documents) and first priority security interest in the Collateral in which such Grantor now has rights, and will have a perfected (to the extent perfection is required under the Loan Documents) and first priority security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties, subject to Permitted Liens and securing the payment and performance of the Secured Obligations (and subject to the requirements to make subsequent filings and recordings in the United States Patent and Trademark Office and United States Copyright Office to record the security interest granted hereunder with respect to registered or applied for Intellectual Property acquired by a Grantor after the date hereof).

(f)         Other Financing Statements. Other than (i) financing statements filed in connection with any Permitted Liens and (ii) financing statements in favor of the Administrative Agent for itself and on behalf of the other Secured Parties, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

9.

(g)         Rights to Payment.

(i)          The Rights to Payment of such Grantor represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine and what they purport to be;

(ii)         such Grantor has not assigned any of its rights under any of its Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents; and

(iii)        all Rights to Payment of such Grantor comply in all material respects with all applicable Laws concerning form, content and manner of preparation and execution.

(h)         Inventory. No Inventory of such Grantor is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1 or, after the date hereof, with any bailee at any other location that is duly disclosed to the Administrative Agent pursuant to Section 5(n).

(i)          [Reserved].

(j)          Equipment. None of the Equipment is leased from or to any Person, except as set forth at Schedule 1 or as otherwise disclosed to the Administrative Agent and the Lenders.

(k)         Deposit Accounts. The names and addresses of all financial institutions at which such Grantor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

(l)          Instrument Collateral. (i) Such Grantor has not previously assigned any interest in any Instruments held by such Grantor (other than such interests as will be released on or before the date hereof), (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise), and (iii) no material default exists under or in respect of such Instruments.

10.

(m)        Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral. (i) All of the Pledged Shares and Partnership and LLC Collateral of such Grantor have been, and upon issuance, any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable Law and any applicable partnership or operating agreement, (ii) such Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv)  the Pledged Shares and Partnership and LLC Collateral of such Grantor constitute (x) in the case of the Parent Guarantor, sixty five percent (65.0%) of the issued and outstanding voting Equity Interests of the Israeli Guarantor owned by the Parent Guarantor and (y) one hundred percent (100%) of the issued and outstanding shares of Equity Interest of all other directly and indirectly owned Subsidiaries (excluding any Immaterial Subsidiary) of each Grantor (except, in the case of Foreign Subsidiaries, for any securities in the nature of directors’ qualifying shares required pursuant to applicable Law), and no securities convertible into or exchangeable for any shares of capital stock of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of any such Subsidiary, are issued and outstanding (other than any commitments or rights with respect to the Warrant Obligations), (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by such Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been disclosed in writing to the Administrative Agent and the Lenders, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of such Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, and is in full force and effect in accordance with its terms, (B) there exists no material violation or material default under any such agreement by such Grantor or to the knowledge of such Grantor party thereto, the other parties thereto, and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement.

(n)         Other Investment Property; Instruments; and Chattel Paper. All Securities Accounts of such Grantor and other Investment Property of such Grantor are set forth in Schedule 1, and all Instruments and Chattel Paper held by such Grantor are also set forth in Schedule 1.

(o)        Control Agreements. No Control Agreements exist with respect to any Collateral held by such Grantor other than any Control Agreements in favor of the Administrative Agent.

(p)         Letter-of-Credit Rights. Such Grantor does not have any Letter-of-Credit Rights except as set forth in Schedule 1.

(q)         Commercial Tort Claims. Such Grantor does not have any Commercial Tort Claims except as set forth in Schedule 1.

(r)         Leases. Such Grantor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

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SECTION 5    Covenants. So long as any of the Secured Obligations (other than Warrant Obligations and inchoate indemnification obligations as to which no Claims have been asserted) remain unsatisfied or any Lender shall have any Commitment, each Grantor agrees that:

(a)         Defense of Collateral. Such Grantor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, the Collateral.

(b)        Preservation of Collateral. Such Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(c)        Compliance with Laws, Etc. Such Grantor will comply in all material respects with all applicable Laws, Product Standards and Governmental Approvals (including all Environmental Laws and all Healthcare Laws) relating in a material way to the possession, operation, maintenance and control of the Collateral.

(d)         Location of Books and Chief Executive Office. Such Grantor will: (i) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 1; and (ii) give at least seven (7) Business Days prior written notice to the Administrative Agent of (A) any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any such Books or collecting Rights to Payment for such Grantor or (B) any changes in the location of such Grantor’s chief executive office or principal place of business.

(e)         Location of Collateral. Such Grantor will: (i) keep the tangible Collateral held by such Grantor at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to clause (ii) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, other dispositions permitted by Section 5 and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least seven (7) Business Days prior written notice of any removal to the Administrative Agent; and (ii) give the Administrative Agent at least five (5) Business Days prior written notice of any change in the locations set forth in Schedule 1.

(f)         Change in Name, Identity or Structure. Such Grantor will give at least seven (7) Business Days’ prior written notice to the Administrative Agent of (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; provided that such Grantor (other than any Foreign Subsidiary) shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(g)         Maintenance of Records. Such Grantor will keep separate, accurate and complete Books with respect to the Collateral held by such Grantor, disclosing the Administrative Agent’s security interest hereunder.

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(h)         Disposition of Collateral. Such Grantor will not surrender or lose possession of, sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held or owned by such Grantor or any right or interest therein, except to the Administrative Agent or to the extent otherwise permitted by the Loan Documents; provided that no such disposition or transfer of Investment Property or Instruments shall be permitted while any Event of Default exists.

(i)          Liens. Such Grantor will keep the Collateral held by such Grantor free of all Liens except Permitted Liens.

(j)         Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. At the Administrative Agent’s request, such Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises, and from each other Person at whose premises any Collateral with a fair market value in excess of $100,000 individually and $250,000 in the aggregate held by such Grantor is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, Landlord Consent, Bailee Letter, consent and estoppel agreements as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent.

(k)         Rights to Payment. Such Grantor will:

(i)          with such frequency as the Administrative Agent may reasonably require or as may be required under the Credit Agreement (but no more than once per fiscal quarter unless an Event of Default has occurred and is continuing), furnish to the Administrative Agent full and complete reports, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Accounts.

(ii)         if any Accounts of such Grantor arise from Contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Administrative Agent thereof and execute any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(iii)        upon the occurrence and during the continuance of an Event of Default, upon the reasonable request of the Administrative Agent, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and

(iv)       upon the occurrence and during the continuance of any Event of Default, establish such lockbox or similar arrangements for the payment of such Grantor’s Accounts and other Rights to Payment as the Administrative Agent shall require.

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(l)          Instruments, Investment Property, Etc. Upon the request of the Administrative Agent, such Grantor will (i) promptly deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents and Chattel Paper held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, in each case, with a face value in excess of $100,000 individually and $250,000 in the aggregate for all such items of Collateral, (ii) cause any securities intermediaries to show on their books that the Administrative Agent is the entitlement holder with respect to any Investment Property held by such securities intermediary on behalf of such Grantor, and/or obtain Control Agreements in favor of the Administrative Agent from such securities intermediaries, in form and substance satisfactory to the Administrative Agent, with respect to any such Investment Property, as reasonably requested by the Administrative Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights, in each case, with a face value in excess of $100,000 individually and $250,000 in the aggregate for all such items of Collateral held by such Grantor, as the Administrative Agent shall reasonably specify.

(m)        [Reserved].

(n)        Inventory. Such Grantor will not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to such Grantor other than those locations identified in Schedule 1, and will not dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, and will not acquire any Inventory from any Person on any such basis.

(o)         Intellectual Property Collateral. Such Grantor, except as permitted under the Credit Agreement:

(i)          will not allow or suffer any Intellectual Property Collateral held by such Grantor to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice; and

(ii)         will use commercially reasonable efforts to prosecute all applications for patents and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral held by such Grantor as shall be reasonable and appropriate in accordance with prudent business practice.

(p)         Notices, Reports and Information. Such Grantor will (i) notify the Administrative Agent of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper, Commercial Tort Claims and Letter-of-Credit Rights); (ii) notify the Administrative Agent of any material Claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Administrative Agent’s Lien thereon; (iii) furnish to the Administrative Agent such listings, descriptions and schedules with respect to such Grantor’s Equipment and Inventory, and such other reports and other information in connection with the Collateral, as the Administrative Agent may reasonably request, all in reasonable detail; and (iv) upon the reasonable request of the Administrative Agent make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

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(q)         Shareholder Agreements and Other Agreements. Such Grantor shall:

(i)         comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder,

(ii)        take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to provide specifically at all times that: (A) no such Partnership and LLC Collateral shall be a security governed by Article 8 of the applicable UCC; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Lender) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Lender of any remedy hereunder or under applicable law,

(iii)        not take vote or enable to take any other action to certificate any shares of Pledged Collateral of the Parent Guarantor or of any of its direct Subsidiaries to the extent such shares are not certificated as of the Effective Date;

(iv)        not vote to enable or take any other action to: (A) amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner adverse to the Administrative Agent or the other Secured Parties or that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

(v)        Additionally, such Grantor agrees that no such Partnership and LLC Collateral (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a securities account.

(r)          Insurance. Such Grantor shall carry and maintain in full force and effect, at the expense of such Grantor and with financially sound and reputable insurance companies, insurance with respect to the Collateral held by such Grantor in such amounts, with such deductibles and covering such risks as specified in the Credit Agreement.

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SECTION 6      Rights to Payment and Pledged Collateral.

(a)         Collection of Rights to Payment. Until the Administrative Agent exercises its rights hereunder to collect any Rights to Payment of any Grantor, each such Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment held by such Grantor, in each case, to the extent doing so is in the ordinary course of business of such Grantor, consistent with past practice. At the request of the Administrative Agent, upon the occurrence and during the continuance of any Event of Default, all remittances received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)        Pledged Collateral. Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent consistent with the terms and conditions set forth in the Credit Agreement or the Guarantee, as applicable. At the request of the Administrative Agent, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence and during the continuance of an Event of Default any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder. Additionally, with respect to any of the Pledged Collateral, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, following prior written notice to any applicable Grantor, to vote and to give consents, ratifications and waivers with respect to any such Pledged Collateral and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.

(c)         Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Administrative Agent and the other Secured Parties in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents. If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

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(d)         Certain Other Administrative Matters. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (i) cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6) and (ii) exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7      Authorization; Administrative Agent Appointed Attorney-in-Fact. In addition to (and not in limitation of) any other right or remedy provided to the Administrative Agent hereunder, the Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent, without assent by any such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a)         file any of the financing statements which must be filed to perfect or continue to perfect, maintain the priority of or provide notice of the Administrative Agent’s Lien in the Collateral;

(b)        take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c)         sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d)         notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;

(e)         receive, open and dispose of all mail addressed to such Grantor;

(f)          send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;

(g)        contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

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(h)         assert, adjust, sue for, compromise or release any Claims under any policies of insurance;

(i)          exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts of such Grantor constituting Collateral maintained with the Administrative Agent, any Lender or any other bank, financial institution or other Person;

(j)          notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Administrative Agent;

(k)         ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any Claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(l)          execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

(m)       execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

(n)         execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor constituting Collateral and the Administrative Agent’s security interest therein; and

(o)        execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (o). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments outstanding or the Secured Obligations have not been satisfied in full (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no claim has been made). Each Grantor hereby ratifies, to the extent permitted by applicable Law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

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SECTION 8     Administrative Agent Performance of Grantor Obligations. The Administrative Agent may (but shall not be obligated to) perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Administrative Agent on demand for any amounts paid, or costs incurred, by the Administrative Agent pursuant to this Section 8, subject to the terms of, and limitations on, reimbursement of costs and expenses set forth under Section 12.08 of the Credit Agreement.

SECTION 9        Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10    Remedies.

(a)         Remedies. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, the Guarantee or any other Loan Document, all rights and remedies of a secured party under the NY UCC and other applicable Laws. Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuation of any Event of Default:

(i)          The Administrative Agent may peaceably and without notice enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, or, in the case of Equipment constituting Collateral, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine.

(ii)        The Administrative Agent may require such Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time reasonably selected by the Administrative Agent.

(iii)        The Administrative Agent may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.

(iv)        The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable Law).

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(v)        The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts, Securities Accounts or Commodity Accounts (other than from any Excluded Account).

(vi)        The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale, by one or more Contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent and each of the other Secured Parties shall have the right upon any such public sale, and, to the extent permitted by applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by applicable Law. The Administrative Agent shall give such Grantor such notice of any public or private sale as may be required by the NY UCC or other applicable Law. Such Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(vii)       Neither the Administrative Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Administrative Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Administrative Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any other Secured Party’s rights against such Grantor. Such Grantor waives any right it may have to require the Administrative Agent or any other Secured Party to pursue any third Person for any of the Secured Obligations. The Administrative Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Administrative Agent sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

(b)        License. Solely for the purpose of enabling the Administrative Agent to (and at such time as Administrative Agent shall be lawfully entitled to) exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement during the continuance of an Event of Default, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense (to the extent permitted by any applicable license) any Intellectual Property Collateral; provided that such license shall be subject to the exclusive or other rights of any licensee under a license granted prior to such Event of Default as permitted under the Loan Documents.

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(c)         Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied as provided in Section 3.03(d) of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or otherwise disposed of in accordance with the NY UCC or other applicable Law. Each Grantor shall remain liable to the Administrative Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11    Certain Waivers. Each Grantor waives, to the fullest extent permitted by applicable Law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Administrative Agent or the other Secured Parties (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Administrative Agent’s or any of the other Secured Parties’ power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all Claims, damages, and demands against the Administrative Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12    Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in Section 14.02 of the Credit Agreement.

SECTION 13    No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent or any other Secured Party.

SECTION 14    Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Administrative Agent, each Secured Party and their respective successors and permitted assigns and shall bind any Person who becomes bound as a debtor, agent or secured party to this Agreement.

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SECTION 15    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 16    Submission to Jurisdiction.

(a)         Submission to Jurisdiction. Each Grantor agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 16 is for the benefit of the Secured Parties only and, as a result, no Secured Party shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by any Law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(b)       Waiver of Venue. Each Grantor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

(c)         Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

SECTION 17  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 18    Entire Agreement; Amendment. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 19    Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

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SECTION 20    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 21    No Inconsistent Requirements. Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 22    Accession. At such time following the date hereof as any Person (an “Acceding Grantor”) is required to accede hereto pursuant to the terms of Section 8.12 of the Credit Agreement, such Acceding Grantor shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Exhibit A hereto (an “Accession Agreement’), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof.

SECTION 23    Termination. Upon the termination of the Commitments of the Lenders and payment and performance in full of all Secured Obligations (other than Warrant Obligations and inchoate indemnification obligations as to which no Claims have been asserted), the security interests created by this Agreement shall automatically terminate and the Administrative Agent shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination of all security interests granted by such Grantor to the Administrative Agent hereunder.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BORROWER:

FOAMIX PHARMACEUTICALS INC.

By:	/s/ David Domzalski
Name: David Domzalski
Title: Chief Executive Officer

By:	/s/ Ilan Hadar
Name: Ilan Hadar
Title:Chief Financial Officer

PARENT GUARANTOR:

MENLO THERAPEUTICS INC.

By:	/s/ David Domzalski
Name: David Domzalski
Title: Chief Executive Officer

By:	/s/ Ilan Hadar
Name: Ilan Hadar
Title:Chief Financial Officer

ISRAELI GUARANTOR:

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ David Domzalski
Name: David Domzalski
Title: Chief Executive Officer

By:	/s/ Ilan Hadar
Name: Ilan Hadar
Title:Chief Financial Officer

Signature Page 2 to Security Agreement

ADMINISTRATIVE AGENT:

PERCEPTIVE CREDIT HOLDINGS II, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Signature Page 3 to Security Agreement